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                                                                      Exhibit 99


[SCOTTS LOGO]

THE SCOTTS COMPANY                                                          NEWS
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For Immediate Release
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                   THE SCOTTS COMPANY COMPLETES ACQUISITION OF
                    EUROPEAN LAWN AND GARDEN CARE BUSINESSES

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                     EXPECTS ORTHO DEAL TO CLOSE ON SCHEDULE

Marysville, Ohio, October 7, 1998 -- The Scotts Company (NYSE: SMG) today announced that it has completed the acquisition of Rhone-Poulenc Jardin, continental Europe's largest consumer lawn and garden products, from Rhone-Poulenc. The companies had signed a letter of intent for the transaction on July 10, 1998 and signed a definitive agreement on September 30, 1998.

         Rhone-Poulenc Jardin manufactures and sells a full line of consumer lawn and garden pesticides, fertilizers, and growing media products in France, Germany, the Benelux countries, Austria, Italy and Spain. Its leading brands include KB(R), Fertiligene(R), Celaflor(R) and Nexalotte(R). Rhone-Poulenc Jardin had 1997 sales of approximately $150 million (FF 850 million) and employs approximately 420 people.

         In addition, Scotts said that it expects to complete its acquisition and associated financing of the Ortho pesticides business from Monsanto Company (NYSE: MTC) as originally planned around the end of the 1998 calendar year.

         "As Scotts lead banker, we continue to have confidence in Scotts' ability to finance the contemplated transactions in the capital markets," said Randy Barker, Managing Director and head of high-yield at Salomon Smith Barney.


         The Scotts Company is a leading supplier of consumer products for the lawn and garden care, professional turf care and professional horticulture businesses in both the U.S. and U.K., and is expanding operations in other international businesses. The Company owns what are by far the industry's most recognized brands. In the U.S. lawn care business, consumer awareness of the Company's Scotts(R) family brand outscores the nearest competitors by about 6-to-8 times, as does awareness of the Company's Miracle-Gro(R) family of brands in the U.S. garden care business. In the U.K., the Company's brands include Weedol(R) and Pathclear(R), the top-selling consumer herbicides, Evergreen(R),

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the leading lawn fertilizer line, the Levington(R) line of lawn and garden products, and Miracle-Gro(R), the leading plant fertilizer.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Forward-looking statements represent challenging goals for the Company, and the achievement thereof is subject to a variety of risks and assumptions. Certain forward-looking statements contained in this press release, include, but are not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company's management, and the Company's assumptions regarding such performance and plans. Actual results may differ materially from the forward-looking information in this release, due to a variety of factors, including, but not limited to:

- The effects of weather conditions on sales of the Company's products, especially during the spring selling season;

-     The success of the Company's advertising and promotional programs;

- The Company's ability to maintain favorable profit margins on its products and to produce its products on a timely basis;

- The possibility of new competitors entering into the pesticides business and/or the Company's existing lines of business;

- Inherent risks of international development including currency exchange rates, economic conditions, regulatory and cultural differences;

- Changes in economic conditions in the U.S. and Europe and the impact of changes in interest rates;

-     Ability to successfully integrate the operations of acquired companies;
      and

-     Environmental issues and consumer perceptions.

Additional detailed information concerning a number of the important factors that could cause results to differ materially from the forward-looking information contained in this release is readily available in the Company's publicly-filed quarterly and annual reports.


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Contacts:
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William Jenks                           Rebecca Bruening
Broadgate Consultants, Inc.             The Scotts Company
212/232-2222                            937/644-7290